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                                                                  EXHIBIT 10.7.1

                      AMENDMENT NO. 1 TO LOCATION AGREEMENT

                  THIS FIRST AMENDMENT TO THE LOCATION RENTAL AGREEMENT (the "Amendment") made as of this first day of January, 2003, by and between MARTHA STEWART LIVING OMNIMEDIA, INC. ("MSLO"), a Delaware corporation, and Martha Stewart ("Stewart"), a natural person (each of MSO and Stewart, a "Party"). Capitalized terms used in this Amendment but not defined herein shall have the meanings provided in the Agreement.

                                   WITNESSETH:

                  WHEREAS, the Parties wish to amend that certain location rental license agreement entered into by and between MSO and Stewart as of the 22nd day of October, 1999 (the "Agreement");

                  WHEREAS, the Agreement has historically provided MSLO with access to the Real Property in consideration of the Annual Rental Fee;

                  WHEREAS, in addition to the Annual Rental Fee, MSLO has traditionally made payments to MS Real Estate Company, a management company controlled by Stewart, in connection with the upkeep and development of the Real Property;

                  WHEREAS, MSLO and Stewart desire to amend the Agreement so that payments by MSLO relating to the Real Property be limited to the Annual Rental Fee and that Stewart, through MS Real Estate Company or otherwise, be responsible for all upkeep and development of the Real Property;

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

         1. Section 2 of the Agreement is hereby amended by adding the following two sentences to the end of that Section:

"As of January 1, 2003, the Annual Rental Fee shall be increased to $2,500,000. MSLO shall pay such increased Annual Rental Fee in advance in eleven equal monthly installments of $208,333 and one final monthly installment of $208,337."

         2. Sections 5, 6 and 7 of the Agreement shall be renumbered as Sections 6, 7 and 8, respectively (and all internal Section references shall be similarly renumbered), and the Agreement is hereby amended by adding the following as
Section 5 of the Agreement:

"5. Stewart's Duty to Maintain. Subject to the other terms of this Agreement, Stewart shall, at her expense, cause the Real Property to be maintained, landscaped, gardened and developed in a manner generally consistent with past practice since October 1999, provided that any such costs incurred with respect to the Real Property directly as a result of an approved and scheduled story


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or project shall be paid for directly by MSLO."

         3. The Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

         4. This Agreement shall be construed in accordance with laws of the State of New York, without regard to conflict-of-laws or choice-of-laws principles. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         5. In the event that any term, provision, covenant or restriction of this Amendment becomes or is declared by a court of competent jurisdiction to be invalid, illegal, unenforceable or void, then such provision shall be interpreted in the manner that best reflects the apparent intentions of the Parties and yet negates the element that rendered such provision illegal, unenforceable or void, or, if such interpretation is impracticable or impossible, then this Agreement shall continue in full force and effect without such provision; provided that such interpretation or severability, as the case may be, shall not be effective if it materially and adversely changes the economic benefits of this Agreement to any Party and such Party objects to such interpretation or severability.




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         IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

                                 /s/ Martha Stewart
                               -------------------------------------------------
                               Name:   Martha Stewart

                               MARTHA STEWART LIVING OMNIMEDIA, INC.

                               By: /s/ Greg Blatt
                                  ----------------------------------------------
                               Name:   Greg Blatt
                               Title:  EVP, Business Affairs and General Counsel


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